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                                                                      Exhibit 21

                   Subsidiaries of Newmont Mining Corporation

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
Name                                         Ownership   Place of Incorpoation

Canmont Mining Properties Limited                  100%    Delaware
CG Properties, Inc.                                100%    Delaware
Dawn Mining Company LLC                             51%    Delaware
Elko Land and Livestock Company                    100%    Nevada
Hospah Coal Company                                100%    Delaware
Idarado Mining Company                            80.1%    Delaware
Minas Congas S.R. Limitada                          40%    Peru
Minera Los Tapados S.A.                           54.1%    Peru
Minera Penmont, S.A. de C.V.                        44%    Mexico
Minera Santa Fe de Mexico, S.A. de C.V.            100%    Mexico
Minera Santa Fe Pacific Chile Limitada             100%    Chile
Minera Yanacocha, S.R.L.                            51%    Peru
Mineracao Chega Tudo Ltda                           50%    Brazil
New Verde Mines LLC                                100%    Delaware
Newmont Alaska Limited                             100%    Delaware
Newmont China Limited                              100%    Delaware
Newmont Exploration of Canada Limited              100%    Canada
Newmont Global Employment Limited
     Partnership                                   100%    Bermuda
Newmont Gold Company                               100%    Delaware
Newmont Grassy Mountain Corporation                100%    Delaware
Newmont Indonesia Investment Limited               100%    Delaware
Newmont Indonesia Limited                          100%    Delaware
Newmont International Services Limited             100%    Delaware
Newmont Kazakstan Gold Limited                     100%    Delaware
Newmont Kyrgyzstan Gold Limited                    100%    Delaware
Newmont Latin America Limited                      100%    Delaware
Newmont Mineral Exploration B.V.                   100%    Netherlands
Newmont Mineral Holdings B.V.                      100%    Netherlands
Newmont Mines Limited                              100%    Delaware
Newmont Nova Scotia ULC                            100%    Nova Scotia, Canada
Newmont North America Exploration
     Limited                                       100%    Delaware
Newmont Overseas Exploration Limited               100%    Delaware
Newmont Peru Limited                               100%    Delaware
Newmont Philippines, Inc.                          100%    Philippines
Newmont Philippines First Resources, Inc.          100%    Philippines
Newmont Philippines Second Resources, Inc.         100%    Philippines
Newmont Philippines Third Resources, Inc.          100%    Philippines
Newmont Philippines Fourth Resources, Inc.         100%    Philippines
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
Newmont Philippines Fifth Resources, Inc.         100%     Philippines
Newmont Philippines Sixth Resources, Inc.         100%     Philippines
Newmont Philippines Investment Limited            100%     Philippines
Newmont Realty Company                            100%     Philippines
Newmont Second Capital Corporation                100%     Phillippines
Newmont Russia Holdings Limited                   100%     Delaware
Newmont Southeast Asia Limited                    100%     Philippines
Newmont Tanzania Limited                          100%     Tanzania, Africa
Newmont Technologies Limited                      100%     Nevada
Newmont (Uzbekistan) Limited                      100%     Cyprus
N. I. Limited                                     100%     Bermuda
Nusa Tenggara Partnership                       56.25%     Netherlands
PT Newmont Bengkulu Minerals                       70%     Indonesia
PT Newmont Minahasa Raya                           80%     Indonesia
PT Newmont Mongondow Mining                        80%     Indonesia
PT Newmont Nusa Tenggara                           45%     Indonesia
PT Newmont Pacific Nusantara                      100%     Indonesia
Resurrection Mining Company                       100%     Delaware
Rosebud Mining Company, L.L.C.                     50%     Delaware
San Juan Basin Coal Holding Company               100%     Delaware
Santa Fe do Brasil Empreendimentos Ltda           100%     Brazil
Santa Fe Canadian Mining Limited                  100%     Canada
Santa Fe Gold Corporation                         100%     Delaware
Santa Fe Pacific Gold South America, Inc.         100%     Delaware
Santa Fe Mining Australia Pty Limited             100%     Australia
Santa Fe Pacific Gold Corporation                 100%     Delaware
Saryjaz Joint Venture                              51%     Kyrgyzstan
Sharaltyn Limited Liability Partnership           100%     Kazakstan
Sociedad Minera Coshuro de
     Responsabilidad Limitada                      65%     Peru
Sociedad Minera de Responsabilidad Limitada
     Chaupiloma dos de Cajamarca                   40%     Peru
Solton-Sary Joint Venture                          50%     Kyrgyzstan
Uzbek-American Joint Venture
     Zarafshan-Newmont                             50%     Uzbekistan
Battle Mountain Gold Company                      100%     Nevada
Battle Mountain (Australia) Inc.                  100%     Delaware
Battle Mountain Canada Holdco, Inc.               100%     Nevada
Newmont Canada Limited                            100%     Ontario, Canada
Battle Mountain Exploration Company               100%     Texas
BMG (Ghana) Limited                               100%     Ghana
Battle Mountain (Irian Jaya) Ltd.                 100%     Nevada
Battle Mountain Resources Inc.                    100%     Nevada
Battle Mountain Services Company                  100%     Nevada
Battle Mountain Sub Holdco, Inc.                  100%     Nevada
Compania Minera El Condor                         100%     Nevada
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
Compania Minera Vicuna                            100%     Nevada
Crown Butte Resources Ltd.                         60%     Canada
Empresa Minera Inti Raymi S.A.                     88%     Boliva
Empresa Minera La Joya S.R.L.                    75.5%     Boliva
Grupo BMG S.A. de C.V.                            100%     Mexico
Hemlo Gold Mines (U.S.A.) Inc.                    100%     Delaware
Hemlo Gold Mines Australia Pty Limited            100%     Australia
Kori Kollo Corporation                            100%     Delaware
MM Group S.A.                                      50%     Panama
Minas de Oro BMG, S.A. de C.V.                    100%     Mexico
Minas de Oro Hemlo S.A. de C.V.                   100%     Mexico
Minera BMG                                        100%     Nevada
Minera BMG de Chile, Inc.                         100%     Nevada
Minera BMG de Mexico S. de R.L. de C.V.           100%     Mexico
Minera Choluteca S.A. de C.V.                      50%     Honduras
Pajingo Gold Mine Pty. Ltd.                        50%     Queensland, Australia
PT Iriana Mutiara Mining                           80%     Indonesia
Silidor Mines Inc.                                100%     Quebec, Canada
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